UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:	September 7, 2007

Commission File No. 1-5828

CARPENTER TECHNOLOGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Delaware	23-0458500
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
P.O. Box 14662 Reading Pennsylvania	19612
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 610-208-2000

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| |	Written communications pursuant to Rule 425 under the Securities Act
| |	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
| |	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
| |	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Carpenter Technology Corporation (the “Company”) files this amended report to correct a typographical error in a report on Form 8-K filed with the Commission on September 6, 2007. It was reported that K. Douglas Ralph began his employment as CFO of the Company in July, 2008. The correct date (as stated in (A) below) is July, 2007.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On August 29, 2007, the Human Resources Committee of the Board of Directors (the “Committee”) of Carpenter Technology Corporation (the “Company”), after a review of performance and competitive market data, finalized the compensation packages, including the annual base salaries and other material elements of compensation, of the Company’s executive officers for fiscal year 2008, which began on July 1, 2007. The compensation adjustments were effective as of July 1, 2007.

A. Base Salaries

The following table sets forth the fiscal year 2008 annual base salary levels of the Company’s Named Executive Officers:

Name and Position	Fiscal Year 2008 Base Salary
Anne L. Stevens Chairman, President and Chief Executive Officer	$875,000
Michael L. Shor Senior Vice President - Premium Alloys Operations	$391,400
K. Douglas Ralph Senior Vice President - Finance and Chief Financial Officer (Began employment as CFO in July, 2007)	$380,000
David A. Christiansen* Vice President, General Counsel and Secretary	$262,200
Richard L. Simons Vice President, Controller and Chief Accounting Officer (Acting CFO from May 7, 2007 until July 6, 2007)	$231,800

*Mr. Christiansen was a Named Executive Officer for fiscal year 2007 but is not an executive officer in fiscal year 2008.

B. Incentive Compensation

The Committee set performance goals and opportunities for cash bonuses payable under the Executive Bonus Compensation Plan (EBCP) for the 2008 fiscal year. For fiscal year 2008, the Committee established corporate performance goals for return on net assets (RONA), earnings per share (EPS) and individual performance objectives as the key measures for the EBCP for Ms. Stevens, Mr. Ralph, Mr. Christiansen and Mr. Simons. In addition to the RONA, EPS and individual performance goals, a portion of the EBCP award for Mr. Shor for fiscal year 2008 will be based upon achieving on-time delivery goals established for the business unit that he manages. The performance goals for fiscal 2008 were set using a performance range beginning at a threshold level, progressing to a target level and up to a maximum level. The following table sets forth the percentages of annual base salary that the Named Executive Officers could earn in fiscal year 2008 upon achievement of the performance goals within the established threshold, target and maximum performance ranges set under the EBCP:

Name and Position	Fiscal Year 2008 EBCP Threshold/ Target/Max. Percent of Base Salary
Anne L. Stevens Chairman, President and Chief Executive Officer	50/100/200%
Michael L. Shor Senior Vice President - Engineered Products Operations	35/70/140%
K. Douglas Ralph* Senior Vice President - Finance and Chief Financial Officer	35/70/140%
David A. Christiansen Vice President, General Counsel and Secretary	25/50/100%
Richard L. Simons Vice President, Controller and Chief Accounting Officer	20/40/80%

*Mr. Ralph received an additional $50,000 bonus upon commencement of his employment.

C. Long Term Incentive Compensation – Performance Shares of Restricted Stock

The Committee set performance goals and opportunities under the stock-based incentive compensation plan for the Named Executive Officers for the 2008 fiscal year. For fiscal year 2008, the Committee established the same RONA and EPS goals for earning restricted stock awards for all the Named Executive Officers listed above. The performance goals for fiscal year 2008 were set using a performance range beginning at a threshold level, progressing to a target level and up to a maximum level. After the restricted stock is earned based on achievement of financial goals within the performance range, the shares will vest ratably over a two year period, subject to such conditions as may be determined by the Committee.

The following table sets forth the number of shares of restricted stock that each of the Named Executive Officers could earn in fiscal year 2008 upon achievement of the Corporate RONA and EPS goals within the established threshold, target and maximum performance ranges:

Name and Position	Fiscal Year 2008 Threshold/Target/Max. Performance Shares-Restricted Stock
Anne L. Stevens Chairman, President and Chief Executive Officer	4,560/9,120/18,240
Michael L. Shor Senior Vice President - Premium Alloys Operations	1,955/3,910/7,820
K. Douglas Ralph Senior Vice President - Finance and Chief Financial Officer	2,500/5,000/10,000
David A. Christiansen Vice President, General Counsel and Secretary	815/1,630/3,260
Richard L. Simons Vice President, Controller and Chief Accounting Officer	490/980/1960

D. Long Term Incentive Compensation – Time Vested Shares of Restricted Stock

The Committee determined that it was appropriate to grant the Named Executive Officers shares of restricted stock that will vest on July 6, 2010 for Mr. Ralph (as part of his initial compensation package) and on July 23, 2010 for the other Named Executive Officers, provided that the Executive remains employed by the Company on that date, subject to such conditions as may be determined by the Committee.

The following table sets forth the number of shares of time vested restricted stock that were granted to each of the Named Executive Officers:

Name and Position	Shares of Time Vested Restricted Stock
Anne L. Stevens Chairman, President and Chief Executive Officer	3,040
Michael L. Shor Senior Vice President - Engineered Products Operations	1,500
K. Douglas Ralph Senior Vice President - Finance and Chief Financial Officer	2,500
David A. Christiansen Vice President, General Counsel and Secretary	540
Richard L. Simons Vice President, Controller and Chief Accounting Officer	500

E. Long Term Incentive Compensation – Stock Options

The Committee determined that it was appropriate to grant Ms. Stevens options to purchase up to 14,250 shares of Company stock at an exercise price of $128.34 per share which was the closing price of the Company’s stock on June 27, 2007, the date of the grant. The options will become exercisable ratably over a three year period on each anniversary of the date of the grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 7, 2007	CARPENTER TECHNOLOGY CORPORATION By:/s/Oliver C. Mitchell, Jr Oliver C. Mitchell, Jr. Senior Vice President, General Counsel and Secretary